Exhibit 99.1
For Immediate Release
Contact:
Debi Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Reports 2007 Fourth Quarter and Full-Year 2007 Results
          ATLANTA, Ga., February 26, 2008—Lodgian, Inc. (AMEX: LGN), one of the nation’s largest independent owners and operators of full-service hotels, today reported results for the fourth quarter and full year ended December 31, 2007.
          The “44 Continuing Operations hotels” comprise all Lodgian properties except its held for sale portfolio (two hotels at December 31, 2007).
Fourth Quarter 2007 Highlights for 44 Continuing Operations hotels
•	Achieved a 4.3 percent improvement in revenue per available room (RevPAR), despite the displacement caused by three major renovations ongoing in the quarter.

•	Increased total revenue 4.3 percent, to $65.5 million.

•	Improved direct operating contribution (defined as total revenue less direct operating expenses) by 7.3 percent, resulting in a 180 basis point margin improvement to 63.1 percent.
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Lodgian Fourth Quarter Results

•	Increased Adjusted EBITDA (defined below) to $12.7 million, a 30 percent improvement.

•	Improved Adjusted EBITDA margin to 19.4 percent.
Full Year 2007 Highlights for 44 Continuing Operations hotels
•	Increased room revenue by 5.3 percent and food and beverage revenue by 9.2 percent, a combined 6.2 percent increase in total revenues.

•	Improved direct operating contribution 7.3 percent to $176.8 million in 2007, resulting in a 70 basis point direct operating margin increase.

•	Achieved a 70 basis point increase in Adjusted EBITDA margin, with Adjusted EBITDA increasing to $53.6 million.

•	Made substantial progress on the conversion of the Holiday Inn Select DFW to a Wyndham hotel, and the conversion of the Doubletree Club Philadelphia hotel to a Four Points by Sheraton.
Statistics for 44 Continuing Operations hotels

	4Q	4Q	%	Year	Year	%
	2007*	2006*	Change	2007*	2006*	Change
Rooms revenue	$47,576	$45,617	4.3%	$208,222	$197,719	5.3%
RevPAR	$65.27	$62.57	4.3%	$72.00	$68.45	5.2%
Total revenue	$65,498	$62,817	4.3%	$278,079	$261,785	6.2%
Income/(loss) from continuing operations	$(8,612)	$(12,385)	30.5%	$(9,926)	$(10,267)	3.3%
EBITDA	$6,963	$10,100	(31.1)%	$44,616	$54,833	(18.6)%
Adjusted EBITDA (defined below)	$12,734	$9,795	30.0%	$53,640	$48,775	10.0%
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Lodgian Fourth Quarter Results

Consolidated Financial Results

Income/(loss) from continuing operations	$(8,612)	$(12,385)	30.5%	$(9,926)	$(10,267)	3.3%
Income/(loss) from discontinued operations	$539	$(8,328)	n/m	$1,480	$(4,909)	n/m
Net income/(loss) attributable to common stock	$(8,073)	$(20,713)	61.0%	$(8,446)	$(15,176)	44.3%
Net income/(loss) per diluted share attributable to common stock	$(0.34)	$(0.84)	59.5%	$(0.35)	$(0.62)	43.5%

*	Dollars in thousands except for RevPAR and per share data
In this press release, Lodgian uses the term “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization (“EBITDA”), but excluding the effects of the following charges: impairment losses; casualty (gains)/losses, net, for properties damaged by hurricane, fire or flood; gain/loss on extinguishment of debt; and proceeds arising from business interruption insurance claims.
Corporate Highlights:
•	Announced appointment of Peter T. Cyrus as interim president and chief executive officer, following the January 29, 2008 resignation of Edward J. Rohling.

•	Continued Lodgian’s strategic initiative to redefine the company’s portfolio, listing a total of nine hotels for sale, and retaining 35 hotels in continuing operations.

•	Continued stock repurchase program, having acquired approximately $27.4 million of common stock from May 2006 through February 21, 2008.

•	Sold 23 hotels during 2007 for aggregate gross proceeds of $82.2 million, net proceeds of $76.0 million.
Fourth Quarter 2007 Results
          Fourth quarter 2007 total revenue for 44 continuing operations hotels improved 4.3 percent to $65.5 million, compared to the 2006 same period. During the quarter, the
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Lodgian Fourth Quarter Results

displacement of total revenue related to renovations at three properties was $0.8 million. Loss from continuing operations was $(8.6) million, compared to a loss of $(12.4) million in the 2006 fourth quarter, an improvement of $3.8 million. The improvement was driven by the successful implementation by the company of certain sales and profitability initiatives, a $1.1 million reduction in the provision related to self-insurance programs, and a lower effective income tax rate. These gains were offset in part by $5.2 million in impairment charges related to three of the nine hotels which were reclassified to discontinued operations in the 2008 first quarter.
          Net loss attributable to common shares was $(8.1) million, or a loss of $(0.34) per diluted share, compared to a net loss of $(20.7) million, or $(0.84) per diluted share in the 2006 fourth quarter.
          EBITDA from 44 continuing operations hotels declined $3.1 million, or 31.1 percent, to $7.0 million compared to the prior year, primarily due to the aforementioned impairment charges. Adjusted EBITDA for the same group of properties increased 30.0 percent, from $9.8 million in the fourth quarter of 2006, to $12.7 million in the 2007 fourth quarter.
Full Year 2007 Results
          2007 total revenue for the 44 continuing operations hotels improved 6.2 percent to $278.1 million from $261.8 million in 2006. Food and beverage revenues increased 9.2 percent to $60.9 million. During 2007, the impact of displacement related to renovations at six properties was $1.9 million of total revenue. Loss from continuing operations was $(9.9) million, compared to a loss of $(10.3) million in 2006. The 2007 results benefited from a lower effective tax rate,
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Lodgian Fourth Quarter Results

revenue and profitability initiatives, and a $1.2 million reduction in the provision associated with self-insurance programs. However, these gains were more than offset by:
•	$5.2 million in impairment charges related to three of the nine hotels which were reclassified to discontinued operations in the 2008 first quarter,

•	a $3.4 million loss on debt extinguishment related to refinancing transactions,

•	a $3.4 million decrease in business interruption proceeds related to the settlement of claims in 2006 for hotels closed due to hurricane damage during 2004 and 2005, and

•	a $1.2 million restructuring charge associated with cost-reduction initiatives to improve future operating performance.
          Net loss attributable to common shares in 2007 was $(8.4) million, or a loss of $(0.35) per diluted share, compared to a net loss of $(15.2) million, or $(0.62) per diluted share in 2006.
          EBITDA from 44 continuing operations hotels for 2007 was $44.6 million, compared to $54.8 million in 2006. Adjusted EBITDA for the same group of properties increased 10.0 percent, from $48.8 million in 2006, to $53.6 million in 2007.
Management Comments
          “Our continuing operations hotels had a very solid fourth quarter, with RevPAR up 4.3 percent compared to the 2006 fourth quarter,” said Peter Cyrus, Lodgian interim president and chief executive officer. “For the 2007 full year, RevPAR for the 40 continuing operations hotels open and not under renovation increased 6.8 percent, compared to the 2007 industry average of 5.7 percent, according to Smith Travel Research. The 10 hotels that completed major renovations in 2005 and 2006 reported a 9.2 percent RevPAR increase in 2007 and an impressive
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Lodgian Fourth Quarter Results

4.4 percent improvement in their RevPAR index. We believe there is still substantial future growth in these hotels.”
          Adjusted EBITDA margins for the 44 continuing operations hotels improved 385 basis points to 19.4 percent during the 2007 fourth quarter compared to 2006, primarily led by sales and profitability initiatives and a $1.1 million cost reduction in the company’s self-insurance programs. For the full-year 2007, Adjusted EBITDA margins rose 66 basis points compared to 2006.
Asset Disposition Program
          In the 2006 fourth quarter, the company announced and commenced a program to strategically reposition its hotel portfolio. A total of 27 properties were identified for sale, with two properties sold by the end of 2006. Of the 25 properties being marketed at the beginning of 2007, 23 properties were sold during the year. Aggregate gross proceeds were $82.2 million. Net proceeds, after closing costs and debt paydown, of $76.0 million were used for capital expenditures, share repurchases and general corporate purposes. At year-end 2007, two hotels remained as held for sale from this program.
          In the 2007 fourth quarter, the company announced that it would place an additional nine hotels on its held for sale list in 2008. The properties were included in continuing operations for 2007, as they were not reclassified to discontinued operations until the 2008 first quarter. A list of properties currently held for sale is included in the supplemental information attached to this release. Additionally, pro forma income statements for 2006 and 2007 are attached, reflecting the 35 continuing operations hotels effective from the 2008 first quarter.
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Lodgian Fourth Quarter Results

          The company anticipates receiving aggregate gross proceeds of approximately $94 million to $102 million for the 11 remaining hotels, with net proceeds after debt reduction and closing costs of $39 million to $47 million.
Balance Sheet Update
          The company significantly strengthened its balance sheet during the past several years. As of December 31, 2007, 38 hotels were encumbered as collateral for various mortgage debt facilities totaling approximately $359 million. A summary of mortgage debt facilities is included in the supplemental information attached to this release. There are no debt maturities requiring refinancing until July 2009. “We have implemented a structure that will provide maximum flexibility to the company going forward, as well as keep our weighted average cost of debt (as of December 31, 2007) at a very acceptable 6.74 percent,” said James MacLennan, executive vice president and chief financial officer. “At year-end 2007, the company had $63 million in cash and restricted cash on its balance sheet, providing further flexibility as we move forward.”
          During the 2007 fourth quarter, Lodgian acquired 863,765 shares of common stock at an average price of $11.75 per share, for a total cost of approximately $10.2 million, as part of its previously announced plan to repurchase up to $30 million of its common shares over a two year period ending no later than August 22, 2009. The company has acquired 2,485,267 shares, or approximately 10 percent of common stock outstanding prior to initiating the repurchase program in May 2006, for a total cost of approximately $27.4 million, as of February 21, 2008. As of February 21, 2008, the company has the approval to acquire up to $7.3 million under the current program.
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Lodgian Fourth Quarter Results

Conference Call
          Lodgian will hold a conference call to discuss its 2007 fourth quarter results today, February 26, at 10 a.m. Eastern time. To hear the webcast, interested parties may visit the company’s Web site at www.lodgian.com and click on Investor Relations and then Webcast, Q4 Earnings Conference Call. A recording of the call will be available by telephone until midnight on Tuesday, March 4, by dialing (800) 405-2236, reference number 11107300. A replay of the conference call will be posted on Lodgian’s Web site.
Non-GAAP Financial Measures
          The historical non-GAAP financial measures included in this press release are reconciled to the comparable GAAP measures in the schedules attached to this press release.
EBITDA and Adjusted EBITDA
          EBITDA and Adjusted EBITDA are non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses EBITDA and Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.
          The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses, gain/loss on extinguishment of debt, casualty losses or gains related to damage to and insurance recoveries for properties damaged by hurricane, fire or flood,
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Lodgian Fourth Quarter Results

and charges related to the surrender of two wholly-owned hotels to the bond trustee and the disposition or surrender of one minority interest hotel to the lender.
About Lodgian
          Lodgian is one of the largest independent owners and operators of full-service hotels in the United States. The company currently manages a portfolio of 46 hotels with 8,430 rooms located in 24 states and Canada. Of the company’s 46-hotel portfolio, 25 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, Springhill Suites by Marriott and Residence Inn by Marriott), three are Hilton brands, and four are affiliated with three other nationally recognized franchisors. Two hotels are independent, unbranded properties. One hotel is owned by a partnership, in each of which Lodgian has a 50 percent equity interest, and is the operating partner. For more information about Lodgian, visit the company’s Web site: www.lodgian.com.
Forward-Looking Statements
          This press release includes forward-looking statements related to Lodgian’s operations that are based on management’s current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words “guidance,” “may,” “should,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “plan,” and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company’s control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company’s ability to generate sufficient working capital from operations and other risks detailed from time to time in the company’s SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
	(Unaudited in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$54,389	$48,188
Cash, restricted	8,363	13,791
Accounts receivable (net of allowances: 2007 - $323; 2006 - $277)	8,794	7,404
Insurance receivable	2,254	2,347
Inventories	3,097	2,893
Prepaid expenses and other current assets	18,186	22,450
Assets held for sale	8,009	89,437

Total current assets	103,092	186,510

Property and equipment, net	499,986	487,022
Deposits for capital expenditures	16,565	19,802
Other assets	5,087	5,824

	$624,730	$699,158

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,692	$7,742
Other accrued liabilities	28,336	27,724
Advance deposits	1,683	1,384
Insurance advances	2,650	2,063
Current portion of long-term liabilities	5,092	46,557
Liabilities related to assets held for sale	961	68,351

Total current liabilities	48,414	153,821

Long-term liabilities	355,728	292,301

Total liabilities	404,142	446,122

Minority interests	—	10,922
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 25,008,621 and 24,860,321 issued at December 31, 2007 and December 31, 2006, respectively	250	249
Additional paid-in capital	329,694	327,634
Accumulated deficit	(93,262)	(84,816)
Accumulated other comprehensive income	4,115	2,088
Treasury stock, at cost, 1,709,878 and 251,619 shares at December 31, 2007 and December 31, 2006, respectively	(20,209)	(3,041)

Total stockholders’ equity	220,588	242,114

	$624,730	$699,158

LODGIAN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	2007	2006
	($ in thousands)
Revenues:
Rooms	$208,222	$197,719
Food and beverage	60,898	55,792
Other	8,959	8,274

Total revenues	278,079	261,785

Direct operating expenses:
Rooms	53,161	51,272
Food and beverage	41,796	39,623
Other	6,286	6,161

Total direct operating expenses	101,243	97,056

	176,836	164,729

Other operating expenses:
Other hotel operating costs	80,637	74,699
Property and other taxes, insurance, and leases	20,684	20,793
Corporate and other	21,454	20,760
Casualty (gains), net	(1,867)	(2,888)
Restructuring	1,232	—
Depreciation and amortization	32,145	30,718
Impairment of long-lived assets	6,819	758

Total other operating expenses	161,104	144,840

Operating income	15,732	19,889
Other income (expenses):
Business interruption insurance proceeds	571	3,931
Interest income and other	4,014	2,607
Interest expense	(26,030)	(25,348)
Loss on debt extinguishment	(3,411)	—

(Loss) income before income taxes and minority interests	(9,124)	1,079
Minority interests (net of taxes, nil)	(421)	295
(Provision) for income taxes — continuing operations	(381)	(11,641)

(Loss) income from continuing operations	(9,926)	(10,267)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	2,072	(8,017)
Minority interests — discontinued operations	—	—
(Provision) benefit for income taxes — discontinued operations	(592)	3,108

Income (loss) from discontinued operations	1,480	(4,909)

Net (loss) income attributable to common stock	$(8,446)	$(15,176)

Net (loss) income per share attributable to common stock:
Basic	$(0.35)	$(0.62)

Diluted	$(0.35)	$(0.62)

	2007	2006
	($ in thousands, except share data)
Numerator:
(Loss) income from continuing operations	$(9,926)	$(10,267)
Income (loss) from discontinued operations	1,480	(4,909)

Net (loss) income attributable to common stock	$(8,446)	$(15,176)

Denominator:
Basic weighted average shares	24,292	24,617

Diluted weighted average shares	24,292	24,617

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.41)	$(0.42)
Income (loss) from discontinued operations	0.06	(0.20)

Net (loss) income attributable to common stock	$(0.35)	$(0.62)

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.41)	$(0.42)
Income (loss) from discontinued operations	0.06	(0.20)

Net (loss) income attributable to common stock	$(0.35)	$(0.62)

LODGIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER
(UNAUDITED)

	2007				2006
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
			(Unaudited in thousands)
Revenues:
Rooms	$47,576	$54,187	$56,216	$50,243	$45,617	$50,445	$53,788	$47,869
Food and beverage	15,894	14,381	16,779	13,844	15,134	12,912	15,636	12,110
Other	2,028	2,417	2,453	2,061	2,066	2,105	2,154	1,949

	65,498	70,985	75,448	66,148	62,817	65,462	71,578	61,928

Direct operating expenses:
Rooms	12,569	14,157	13,756	12,679	12,462	13,297	13,310	12,203
Food and beverage	10,140	10,651	11,021	9,984	10,363	9,772	10,469	9,019
Other	1,449	1,683	1,642	1,512	1,456	1,523	1,657	1,525

	24,158	26,491	26,419	24,175	24,281	24,592	25,436	22,747

	41,340	44,494	49,029	41,973	38,536	40,870	46,142	39,181

Other operating expenses:
Other hotel operating costs	19,222	20,924	20,478	20,013	18,304	19,078	18,755	18,562
Property and other taxes, insurance and leases	5,127	4,734	5,212	5,611	5,813	5,862	4,717	4,401
Corporate and other	4,257	5,585	5,930	5,682	4,959	5,592	5,292	4,917
Casualty (gain) losses, net	—	—	—	(1,867)	—	(3,085)	31	166
Restructuring	(26)	1,258
Depreciation and amortization	8,297	8,086	7,960	7,802	7,770	7,886	7,704	7,358
Impairment of long-lived assets	5,797	535	222	265	225	323	16	194

Other operating expenses	42,674	41,122	39,802	37,506	37,071	35,656	36,515	35,598

	(1,334)	3,372	9,227	4,467	1,465	5,214	9,627	3,583

Other income (expenses):
Business interruption insurance proceeds	—	299	272	—	530	2,706	695	—
Interest income and other	937	1,330	822	925	664	786	848	309
Other interest expense	(6,423)	(6,642)	(6,767)	(6,198)	(6,297)	(6,482)	(6,227)	(6,342)
Loss on debt extinguishment	—	—	(3,411)	—	—	—	—	—

(Loss) income before income taxes and minority interests	(6,820)	(1,641)	143	(806)	(3,638)	2,224	4,943	(2,450)
Minority interests (net of taxes, nil)	—	—	(56)	(365)	335	100	(136)	(4)

(Loss) income before income taxes — continuing operations	(6,820)	(1,641)	87	(1,171)	(3,303)	2,324	4,807	(2,454)
Benefit (provision) for income taxes — continuing operations	(1,792)	744	(19)	686	(9,082)	(1,039)	(2,245)	725

(Loss) income from continuing operations	(8,612)	(897)	68	(485)	(12,385)	1,285	2,562	(1,729)

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(845)	1,300	(565)	2,182	(12,765)	(1,917)	1,853	4,812
(Provision) benefit for income taxes	1,384	(356)	234	(1,854)	4,437	794	(414)	(1,709)

Income (loss) from discontinued operations	539	944	(331)	328	(8,328)	(1,123)	1,439	3,103

Net income (loss) attributable to common stock	$(8,073)	$47	$(263)	$(157)	$(20,713)	$162	$4,001	$1,374

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Income/(Loss) from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2007	2006
	($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(9,926)	$(10,267)
Depreciation and amortization	32,145	30,718
Interest income	(4,014)	(2,607)
Interest expense	26,030	25,348
Provision (benefit) for income taxes	381	11,641

EBITDA from continuing operations	$44,616	$54,833

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$3
Restructuring expenses	1,232	—
Impairment of long-lived assets	6,819	758
Casualty (gains) losses, net	(1,867)	(2,888)
(Gain) loss on debt extinguishment	3,411	—
Business interruption insurance proceeds	(571)	(3,931)

Adjusted EBITDA from continuing operations	$53,640	$48,775

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures) with Loss from Continuing Operations (a GAAP measure)
(UNAUDITED)

	2007				2006
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	($ in thousands)				($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(8,612)	$(897)	$68	$(485)	$(12,385)	$1,285	$2,562	$(1,729)
Depreciation and amortization	8,297	8,086	7,960	7,802	7,770	7,886	7,704	7,358
Interest income	(937)	(1,330)	(822)	(925)	(664)	(786)	(848)	(309)
Interest expense	6,423	6,642	6,767	6,198	6,297	6,482	6,227	6,342
Provision (benefit) for income taxes	1,792	(744)	19	(686)	9,082	1,039	2,245	(725)

EBITDA from continuing operations	$6,963	$11,757	$13,992	$11,904	$10,100	$15,906	$17,890	$10,937

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	$—	$—	$—	$—	$—	$—	$—	$3
Restructuring expenses	(26)	1,258	—	—	—	—	—	—
Impairment of long-lived assets	5,797	535	222	265	225	323	16	194
Casualty (gains) losses, net	—	—	—	(1,867)	—	(3,085)	31	166
(Gain) loss on debt extinguishment	—	—	3,411	—	—	—	—	—
Business interruption insurance proceeds	—	(299)	(272)	—	(530)	(2,706)	(695)	—

Adjusted EBITDA from continuing operations	$12,734	$13,251	$17,353	$10,302	$9,795	$10,438	$17,242	$11,300

CONTINUING OPERATIONS HOTEL PORTFOLIO (35 HOTELS)
EFFECTIVE 2008 FIRST QUARTER
PRO FORMA INCOME STATEMENT

	2007	2006
Rooms available	2,340,807	2,337,556
Rooms sold	1,624,627	1,599,104
Occupancy %	69.4	68.4
Average daily rate	107.33	103.13
RevPAR	74.49	70.55

	(Unaudited in thousands)
Revenues:
Rooms	$174,366	$164,922
Food and beverage	51,233	46,312
Other	7,326	6,761

Total revenues	232,925	217,995

Operating expenses:
Direct:
Rooms	43,360	41,892
Food and beverage	34,762	32,635
Other	5,264	5,241

Total direct operating expenses	83,386	79,768

Direct operating contribution	149,539	138,227

Other operating expenses:
Other hotel operating costs	65,832	60,869
Property and other taxes, insurance, and leases	17,166	17,479
Corporate and other	21,396	20,699
Casualty (gains) losses, net	(1,867)	(2,885)
Restructuring	1,232	—
Depreciation and amortization	28,192	26,797
Impairment of long-lived assets	1,159	632

Total other operating expenses	133,110	123,591

Operating income	16,429	14,636

Other income (expenses):
Business interruption insurance proceeds	571	3,931
Interest income and other	3,944	2,558
Interest expense	(22,267)	(20,688)
Loss on extinguishment of debt	(3,329)	—

Income before income taxes and minority interests	(4,652)	437
Minority interests	(421)	295

Provision for income taxes	(138)	(4,676)

Net income/(loss)	$(5,211)	$(3,944)

Lodgian, Inc.
Summary of Mortgage Debt as of December 31, 2007
(in $ thousands)

	Number	Debt	Maturity
	of Hotels	Balance	Date		Interest rate
Mortgage Debt
IXIS	3	$21,276	Mar-08	[1]	LIBOR plus 2.95%, capped at 8.45%
IXIS	1	18,765	Dec-08	[2]	LIBOR plus 2.90%, capped at 8.40%
Goldman Sachs	10	130,000	May-09	[1]	LIBOR plus 1.50%; capped at 8.50%
Merrill Lynch Mortgage Lending, Inc. — Fixed #1	5	45,986	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #3	8	61,686	Jul-09		6.58%
Merrill Lynch Mortgage Lending, Inc. — Fixed #4	7	46,268	Jul-09		6.58%
Wachovia- Pinehurst	1	3,053	Jun-10		5.78%
Wachovia- Phoenix West	1	9,666	Jan-11		6.03%
Wachovia- Palm Desert	1	5,880	Feb-11		6.04%
Wachovia- Worcester	1	16,826	Feb-11		6.04%

Total Mortgage Debt	38	$359,406			6.74% [3]

[1]-	Three one-year extension options are available beyond the maturity date

[2]-	Two one-year extension options are available beyond the maturity date

[3]-	Annual effective weighted average cost of debt at December 31, 2007.

Lodgian, Inc.
2007 Supplemental Operating Information

Hotel	Room
Count	Count		2007	2006	Increase (Decrease)
43	7,923	All Continuing Operations less one hotel closed in 2006 & 2007 due to fire
		Occupancy	68.4%	67.4%		1.5%
		ADR	$105.29	$101.54	$3.75	3.7%
		RevPAR	$72.00	$68.48	$3.52	5.1%
		RevPAR Index	99.3%	98.4%		0.9%

36	6,419	Continuing Operations less one hotel closed in 2006 & 2007 due to fire and hotels under renovation in 2006 and 2007
		Occupancy	69.7%	66.9%		4.2%
		ADR	$103.56	$101.06	$2.50	2.5%
		RevPAR	$72.22	$67.64	$4.58	6.8%
		RevPAR Index	102.3%	99.6%		2.7%

10	2,259	Hotels completing major renovations in 2005 and 2006
		Occupancy	71.6%	65.6%		9.1%
		ADR	$109.86	$109.71	$0.15	0.1%
		RevPAR	$78.63	$71.98	$6.65	9.2%
		RevPAR Index	97.5%	93.4%		4.4%

12	1,398	Marriott Hotels
		Occupancy	71.1%	72.5%		(1.9)%
		ADR	$113.72	$106.59	$7.13	6.7%
		RevPAR	$80.81	$77.31	$3.50	4.5%
		RevPAR Index	112.9%	114.2%		(1.1)%

4	777	Hilton Hotels
		Occupancy	67.2%	64.7%		3.9%
		ADR	$107.15	$104.47	$2.68	2.6%
		RevPAR	$72.04	$67.57	$4.47	6.6%
		RevPAR Index	95.1%	91.3%		4.2%

23	4,958	IHG Hotels less one hotel closed in 2006 & 2007 due to fire
		Occupancy	69.0%	66.1%		4.4%
		ADR	$104.95	$101.49	$3.46	3.4%
		RevPAR	$72.45	$67.11	$5.34	8.0%
		RevPAR Index	100.4%	97.4%		3.1%

3	685	Other Brands (1)
		Occupancy	61.6%	71.0%		(13.2)%
		ADR	$93.62	$94.88	($1.26)	(1.3)%
		RevPAR	$57.70	$67.41	($9.71)	(14.4)%
		RevPAR Index	73.2%	85.9%		(14.8)%

(1)	Other Brands include the Wyndham DFW Airport North, which was under renovation and brand conversion during 2007 and experienced a significant amount of displacement, as well as the Radisson New Orleans Airport Hotel in Kenner, LA which, experienced a dramatic increase in 2006 (and decrease in 2007) in occupancy and ADR as a result of Hurricane Katrina.

Lodgian, Inc.
Continuing Operations Hotel Portfolio

Location	Brand	Rooms
Bentonville, AR	Courtyard by Marriott	90
Little Rock, AR	Residence Inn by Marriott	96
Phoenix, AZ	Crowne Plaza	299
Phoenix, AZ	Radisson	159
Palm Desert, CA	Holiday Inn Express	129
Denver, CO	Marriott	238
Melbourne, FL	Crowne Plaza	270
West Palm Beach, FL	Crowne Plaza	219
Atlanta, GA	Courtyard by Marriott	181
Marietta, GA	Holiday Inn	193	[1]
Ft. Wayne, IN	Hilton	244
Florence, KY	Courtyard by Marriott	78
Paducah, KY	Courtyard by Marriott	100
Kenner, LA	Radisson	244
Lafayette, LA	Courtyard by Marriott	90
Dedham, MA	Residence Inn by Marriott	81
Baltimore (BWI Airport), MD	Holiday Inn	260
Baltimore (Inner Harbor), MD	Holiday Inn	375
Columbia, MD	Hilton	152
Silver Spring, MD	Crowne Plaza	231
Pinehurst, NC	Springhill Suites by Marriott	107
Merrimack, NH	Fairfield Inn by Marriott	116
Santa Fe, NM	Holiday Inn	130
Albany, NY	Crowne Plaza	384
Strongsville, OH	Holiday Inn Select	303
Tulsa, OK	Courtyard by Marriott	122
Monroeville, PA	Holiday Inn	187
Philadelphia, PA	Four Points by Sheraton	190
Pittsburgh — Washington, PA	Holiday Inn	138
Pittsburgh, PA	Crowne Plaza	193
Hilton Head, SC	Holiday Inn	202
Myrtle Beach, SC	Holiday Inn	133
Abilene, TX	Courtyard by Marriott	99
Dallas (DFW Airport), TX	Wyndham	282
Houston, TX	Crowne Plaza	291

		6,606

[1]-	Hotel remains closed after fire suffered in January 2006

Lodgian, Inc.
Assets Held for Sale

Location	Brand	Rooms
Held for sale as of December 31, 2007
Frederick, MD	Holiday Inn	158
St. Paul/Arden Hills, MN	former Holiday Inn	156

Added to held for sale during 2008 first quarter:
Phoenix, AZ	Holiday Inn	144
Frisco, CO	Holiday Inn	217
East Hartford, CT	Holiday Inn	130
Worcester, MA	Crowne Plaza	243
Glen Burnie, MD	Holiday Inn	127
Towson, MD	Holiday Inn	139
Troy, MI	Hilton	191
Memphis, TN	Independent	105
Windsor, Ontario, Canada	Holiday Inn Select	214